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KERYX
BIOPHARMACEUTICALS                                                         NEWS
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                                                           For Immediate Release
KERYX CONTACT:
Ron Bentsur
VP Finance and Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: +1-212-531-5965
E-mail: ron@keryx.com


KERYX BIOPHARMACEUTICALS, INC. RAISES $15 MILLION IN PRIVATE EQUITY TRANSACTION WITH INSTITUTIONAL INVESTORS


NEW YORK, NEW YORK, November 18, 2003 - Keryx Biopharmaceuticals,  Inc. (NASDAQ:
KERX; AIM: KRX), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, announced today that it has entered into definitive agreements with several institutional investors relating to a private placement of approximately $15 million in gross proceeds through the issuance of common stock and warrants.

Michael S. Weiss, Chairman and Chief Executive Officer of Keryx, commented on the transaction, "We are very pleased to have consummated this financing with some of the highest-quality investors in the biotechnology sector. We believe that this serves as strong validation of the promise of KRX-101 and the Company. Following this offering, we will have approximately $34 million in cash and cash equivalents, which should carry us well into 2006. The additional funds will not only provide us with capital to support our current and planned clinical programs for KRX-101, but also with added flexibility in our in-licensing and product acquisition program as we aim to build out our pipeline with additional clinical-stage drug candidates."

Keryx sold a total of approximately 3.5 million shares in the transaction at $4.25 per share. Each share was also accompanied by a 5 year warrant to purchase 20% of a share with an exercise price of $6.00, for an aggregate of approximately 705,000 warrant shares. Keryx has agreed to register the shares of common stock and the shares issuable upon exercise of the warrants under the Securities Act of 1933. Rodman & Renshaw acted as placement agent for this transaction.



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ABOUT KERYX BIOPHARMACEUTICALS, INC.

Keryx Biopharmaceuticals, Inc. (Nasdaq: KERX; London AIM: KRX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx is currently conducting its U.S.-based Phase II/III clinical program. Keryx also has an active in-licensing program designed to identify and acquire clinical-stage drug candidates. Additionally, Keryx is seeking partners for its KinAceTM drug discovery technology and related products. Keryx Biopharmaceuticals is headquartered in New York City.

The offering was made only to accredited investors, as such term is defined in accordance with the Securities Act of 1933, as amended. The shares of common stock and the warrants have not been registered under the Securities Act of 1933, or any state securities laws. Therefore, they may not be offered or sold in the United States absent registration under or exemption from the Securities Act of 1933 and any applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy shares of our common stock or warrants to purchase common stock.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including: our ability to successfully begin and complete cost-effective clinical trials of KRX-101; our ability to successfully in-license or acquire additional clinical-stage drug candidates and to develop those on a cost-effective basis; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended December 31, 2002, and our quarterly report on Form 10-Q for the quarter ended September 30, 2003. Any forward-looking statements set forth in this news release speak only as of the date of this news release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information in Keryx's website is not incorporated by reference into this press release and is included as an inactive textual reference only.